Exhibit 99.1
Credit Acceptance
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE
FOR IMMEDIATE RELEASE

Date: December 5, 2023

Investor Relations: Douglas W. Busk
Chief Treasury Officer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

Nasdaq Symbol: CACC

CREDIT ACCEPTANCE ANNOUNCES
POTENTIAL ASSET-BACKED FINANCING

Southfield, Michigan – December 5, 2023 – Credit Acceptance Corporation (Nasdaq: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) announced today that, subject to market conditions, the Company intends to complete an issuance of approximately $294.0 million of asset-backed notes during the fourth quarter of 2023 through one or more special-purpose subsidiaries, the net proceeds from which financing the Company expects would be used for general corporate purposes. No assurance can be given that the Company will commence or complete the potential asset-backed financing transaction.

Any securities offered and sold in the potential asset-backed financing transaction will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release does not constitute an offer to sell or a solicitation of an offer to buy any such securities.

Cautionary Statement Regarding Forward-Looking Information

Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target,” or similar expressions, and those regarding our future results, plans, and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements, which include statements concerning the potential asset-backed financing transaction and use of the net proceeds therefrom, represent our outlook only as of the date of this release. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2023, and Item 1A in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 1, 2023, and other risk factors listed from time to time in our reports filed with the SEC. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.